                                                           Exhibit 10.4


                                 ONVIA.COM, INC.



                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


                                December 20, 1999


1.    PURCHASE AND SALE OF PREFERRED STOCK........................................................................1

   1.1   SALE AND ISSUANCE OF SERIES A PREFERRED STOCK............................................................1
   1.2   CLOSING; DELIVERY........................................................................................1

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................................1

   2.1   ORGANIZATION, GOOD STANDING AND QUALIFICATION............................................................2
   2.2   CAPITALIZATION...........................................................................................2
   2.3   SUBSIDIARIES.............................................................................................3
   2.4   AUTHORIZATION............................................................................................3
   2.5   VALID ISSUANCE OF SECURITIES.............................................................................4
   2.6   GOVERNMENTAL CONSENTS....................................................................................4
   2.7   LITIGATION...............................................................................................4
   2.8   INTELLECTUAL PROPERTY....................................................................................5
   2.9   COMPLIANCE WITH OTHER INSTRUMENTS........................................................................5
   2.10     AGREEMENTS; ACTION....................................................................................6
   2.11     NO CONFLICT OF INTEREST...............................................................................7
   2.12     RIGHTS OF REGISTRATION AND VOTING RIGHTS..............................................................7
   2.13     TITLE TO PROPERTY AND ASSETS..........................................................................7
   2.14     EMPLOYEE BENEFIT PLANS................................................................................8
   2.15     TAX RETURNS AND PAYMENTS..............................................................................8
   2.16     INSURANCE.............................................................................................8
   2.17     LABOR AGREEMENTS AND ACTIONS..........................................................................8
   2.18     CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS..........................................9
   2.19     PERMITS...............................................................................................9
   2.20     CORPORATE DOCUMENTS...................................................................................9
   2.21     FINANCIAL STATEMENTS..................................................................................9
   2.22     CHANGES..............................................................................................10
   2.23     DISCLOSURE...........................................................................................11
   2.24     YEAR 2000............................................................................................11
   2.25     OPERATIONS OF THE COMPANY............................................................................12
   2.26     ENVIRONMENTAL MATTERS................................................................................12
   2.27     ABSENCE OF UNDISCLOSED LIABILITIES...................................................................13

3.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...........................................................13

   3.1   AUTHORIZATION...........................................................................................13
   3.2   PURCHASE ENTIRELY FOR OWN ACCOUNT.......................................................................14
   3.3   DISCLOSURE OF INFORMATION...............................................................................14
   3.4   RESTRICTED SECURITIES...................................................................................14
   3.5   NO PUBLIC MARKET........................................................................................14
   3.6   LEGENDS.................................................................................................14
   3.7   ACCREDITED INVESTOR.....................................................................................15
   4.    CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING....................................................15
   4.1   REPRESENTATIONS AND WARRANTIES..........................................................................15
   4.2   PERFORMANCE.............................................................................................15
   4.3   COMPLIANCE CERTIFICATE..................................................................................15
   4.4   QUALIFICATIONS..........................................................................................15
   4.5   OPINION OF COMPANY COUNSEL..............................................................................15
   4.7   INVESTORS' RIGHTS AGREEMENT.............................................................................16
   4.8   CO-SALE AGREEMENT.......................................................................................16
   4.9   VOTING AGREEMENT........................................................................................16
   4.10     RESTATED ARTICLES....................................................................................16
   4.11     CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT..........................................16

5.    CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.........................................................16


   5.1   REPRESENTATIONS AND WARRANTIES..........................................................................16
   5.2   PERFORMANCE.............................................................................................16
   5.3   QUALIFICATIONS..........................................................................................16

6.    COVENANTS OF THE COMPANY...................................................................................16

   6.1   RESERVE FOR COMMON SHARES...............................................................................17
   6.2   DIRECTORS AND OFFICERS LIABILITY INSURANCE..............................................................17

7.    MISCELLANEOUS..............................................................................................17

   7.1   SURVIVAL OF WARRANTIES..................................................................................17
   7.2   TRANSFER; SUCCESSORS AND ASSIGNS........................................................................17
   7.3   GOVERNING LAW...........................................................................................17
   7.4   COUNTERPARTS............................................................................................17
   7.5   TITLES AND SUBTITLES....................................................................................17
   7.6   NOTICES.................................................................................................18
   7.7   FINDER'S FEE............................................................................................18
   7.8   FEES AND EXPENSES.......................................................................................18
   7.9   ATTORNEYS' FEES.........................................................................................18
   7.10     AMENDMENTS AND WAIVERS...............................................................................18
   7.11     SEVERABILITY.........................................................................................18
   7.12     DELAYS OR OMISSIONS..................................................................................19
   7.13     ENTIRE AGREEMENT.....................................................................................19
   7.14     CONFIDENTIALITY......................................................................................19
   7.15     EXCULPATION AMONG PURCHASERS.........................................................................19
   7.16     WAIVER OF CONFLICTS..................................................................................19
   7.17     WAIVER OF JURY TRIAL.................................................................................20
   7.18     NO PRESS RELEASES....................................................................................20
            -----------------

PURCHASER.........................................................................................................2


NUMBER OF SHARES..................................................................................................2

                                 ONVIA.COM, INC.

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

        This Onvia.com, Inc. Series C Preferred Stock Purchase Agreement (this "Agreement") is made as of the 20th day of December, 1999, by and between
 ---------
Onvia.com, Inc., a Washington corporation, (the "Company"), and the investors
                                                 -------
listed on Exhibit A attached hereto (each a "Purchaser" and together the
          ---------                          ---------
"Purchasers").
 ----------

        For the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Purchase and Sale of Preferred Stock.
        ------------------------------------

        1.1 Sale and Issuance of Series C Preferred Stock.
            ---------------------------------------------

            (a) The Company shall adopt and file with the Secretary of State of the State of Washington on or before the Closing (as defined below) the Third Amended and Restated Articles of Incorporation of the Company in the form attached hereto as Exhibit B (the "Restated Articles").
                   ---------       -----------------

            (b) Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase at the Closing, and the Company agrees to sell and issue to each Purchaser at the Closing, that number of shares of Series C Preferred Stock set forth opposite each such Purchaser's name on Exhibit A
                                                                   ---------
attached hereto at a purchase price of Thirteen Dollars and Seventy One Cents ($13.71) per share. The shares of Series C Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Stock."
 -----

        1.2 Closing; Delivery.
            -----------------

            (a) The purchase and sale of the Stock shall take place at the offices of Venture Law Group, 4750 Carillon Point, Kirkland, Washington, at 11:00 a.m., on December 20, 1999, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Closing").
                             -------

            (b) At the Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company, wire transfer to the Company's bank account or cancellation of indebtedness.

     2. Representations and Warranties of the Company. The Company hereby
        ---------------------------------------------
represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C (the "Schedule of
                                          ---------       -----------
Exceptions"), which exceptions shall be deemed to be representations and
----------
warranties as if made hereunder:

        2.1 Organization, Good Standing and Qualification. The Company is a
            ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted as set forth in written materials provided to Purchasers by the Company. The Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the province of British Columbia and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted as set forth in written materials provided to Purchasers by the Company. Each of the Company and the Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

        2.2 Capitalization. The authorized capital of the Company consists, or
            --------------
will consist, immediately prior to the Closing, of:

            (a) Twenty-three million (23,000,000) shares of Preferred Stock, of which (i) twelve million (12,000,000) shares have been designated Series A Preferred Stock, ten million one hundred nine thousand seven hundred forty-eight (10,109,748) of which are issued and outstanding immediately prior to the Closing (ii) eight million (8,000,000) shares have been designated Series B Preferred Stock, of which seven million two hundred and seventy-two thousand eighty-five (7,272,085) was issued and outstanding prior to the Closing and
(iii) three million (3,000,000) shares have been designated Series C Preferred Stock, none of which are issued and outstanding prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as set forth in the Restated Articles. The Series A Preferred Stock and Series B Preferred Stock were issued in compliance with all applicable state and federal laws concerning the offer, sale and issuance of securities. There are outstanding warrants to purchase six hundred thirty-one thousand three hundred nineteen (631,319) shares of Series A Preferred Stock.

            (b) Seventy-five million (75,000,000) shares of Common Stock, fourteen million three hundred eighty two thousand two hundred fifty eight (14,382,258) shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. There are outstanding three hundred fifty-two thousand five hundred seventy-two (352,572) warrants to purchase Common Stock.

            (c) The outstanding shares of Common Stock are owned by the shareholders and in the numbers set forth in Section 2.2(c) of the Schedule of Exceptions.

            (d) The Company has reserved six million five hundred fifty-four thousand four hundred fifteen (6,554,415) shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1999 Stock Option Plan duly adopted by the Company's board of directors (the "Board of Directors") and approved by the Company's shareholders (the
 ------------------
"Shareholders") (the "Stock Plan"). Of such reserved shares of Common Stock,
 ------------         ----------
five hundred seventy-three thousand one hundred twelve (573,112) shares have been issued pursuant to restricted stock purchase agreements, options to purchase five million seventy-six thousand one hundred eighty-two (5,076,182) shares have been granted, of which two million three hundred sixty five thousand nine hundred seventy four (2,365,974) options have been exercised, two million seven hundred ten thousand two hundred eight (2,710,208) options are currently outstanding, and one million five thousand one hundred twenty one (1,005,121) remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

            (e) Except for outstanding options issued pursuant to the Stock Plan and warrants identified in Section 2.2(e) of the Schedule of Exceptions, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock or the capital stock of the Subsidiary.

            (f) Neither the offer nor the issuance or sale of the Stock constitutes or will constitute an event, under any capital stock or convertible security or any anti-dilution or similar provision of any agreement or instrument to which the Company or the Subsidiary is a party or by which it is bound or affected, which shall either increase the number of shares or units of capital stock issuable upon conversion of any securities or upon exercise of any warrant or right to subscribe to or purchase any stock or similar security, or decrease the consideration per share or unit of capital stock to be received by the Company upon such conversion or exercise.

            (g) The capitalization of the Subsidiary is set forth in Section 2.2(g) of the Schedule of Exceptions.

        2.3 Subsidiaries. Except for Onvia.com, Inc., a Canadian federal
            ------------
corporation and a wholly-owned subsidiary of the Company (the "Subsidiary"), the
                                                               ----------
Company does not currently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

        2.4 Authorization. All corporate action on the part of the Company (and
            -------------
the Subsidiary, if any), its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Onvia.com, Inc. Second Amended and Restated Investors' Rights Agreement of even date herewith, in the form attached hereto as Exhibit D (the "Investors' Rights Agreement"),
                               ---------       ---------------------------
the Onvia.com, Inc. Second Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith, in the form attached hereto as Exhibit
                                                                        -------
E (the "Co-Sale Agreement"), and the Onvia.com, Inc. Second Amended and Restated
-       -----------------
Voting Agreement of even date herewith, in the form attached hereto as Exhibit F
                                                                       ---------
(the "Voting Agreement," and together with this Agreement, the Investors' Rights
      ----------------                          ---------
Agreement and the Co-Sale Agreement, the "Agreements"), the performance of all
                                          ----------
obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the "Securities") has been taken or will be taken prior
                             ----------
to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        2.5 Valid Issuance of Securities. The Stock that is being issued to the
            ----------------------------
Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer set forth in this Agreement, the Investors' Rights Agreement and applicable state and federal securities laws and will have the rights, preferences and privileges described in the Restated Articles. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

        2.6  Governmental  Consents.  No consent,  approval,  order or
             ----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or the Subsidiary is required in connection with the consummation of the transactions contemplated in this Agreement, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), which filings will be affected in accordance
                 ---------------
with such state securities laws and the Securities Act, as applicable.

        2.7  Litigation.  There  is no  action,  suit,  proceeding  or
             ----------
investigation pending or, to the Company's knowledge, currently threatened against the Company or the Subsidiary that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated herein or therein, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the Company's knowledge, currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor the Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or the Subsidiary currently pending or which the Company or the Subsidiary intends to initiate.

        2.8 Intellectual Property. To its knowledge, each of the Company and the
            ---------------------
Subsidiary owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and proposed to be conducted as set forth in written materials provided to Purchasers by the Company without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company or the Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. Neither the Company nor the Subsidiary has received any communications alleging that the Company or the Subsidiary has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Neither the Company nor the Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or the Subsidiary or that would conflict with the Company's business. Neither the execution or delivery of the Agreements, nor the carrying on of the Company's business or the Subsidiary's business by the employees of the Company or the Subsidiary, nor the conduct of the Company's or the Subsidiary's business as presently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. Neither the Company nor the Subsidiary believes it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company or the Subsidiary, as applicable.

        2.9 Compliance with Other Instruments.
            ---------------------------------

            (a) Neither the Company nor the Subsidiary is in violation or default of any provisions of the Restated Articles, its bylaws (the "Bylaws") or
                                                                     ------
of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of any federal or state statute, rule or regulation applicable to the Company or the Subsidiary or the conduct of its business which violation or default would result in a material adverse effect on the assets of the Company or the Subsidiary. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated herein or therein will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the Subsidiary.

            (b) Each of the Company and the Subsidiary has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's or the Subsidiary's loss of any material right granted under any license, distribution agreement or other agreement.

            (c) The Company is not in violation of any provision of the Foreign Corrupt Practices Act.

       2.10 Agreements; Action.
            ------------------

            (a) There are no agreements, understandings or proposed transactions between the Company or the Subsidiary and any of its officers, directors, affiliates or any affiliate thereof.

            (b) Except for agreements explicitly contemplated in the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or the Subsidiary is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or the Subsidiary in excess of, One Hundred Thousand Dollars ($100,000), (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or the Subsidiary or (iii) the grant of rights to manufacture, produce, assemble, license, market or sell its products to any other person or affect the Company's or the Subsidiary's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

            (c) Neither the Company nor the Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except in connection with the transactions contemplated in this Agreement, incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of One Hundred Thousand Dollars ($100,000) or in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (d) Neither the Company nor the Subsidiary has engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or the Subsidiary or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or the Subsidiary would be disposed of or (iii) regarding any other form of liquidation, dissolution or winding up of the Company or the Subsidiary.

            (e) Neither the Company nor the Subsidiary is a party to and is not bound by any contract, agreement or instrument or subject to any restriction under its charter documents, which materially adversely affects its business as now conducted or as proposed to be conducted as set forth in written materials provided to the Purchasers by the Company, its properties or its financial condition.

       2.11 No Conflict of Interest. Neither the Company nor the Subsidiary is
            -----------------------
indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company's and the Subsidiary's knowledge, none of the Company's or the Subsidiary's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company or the Subsidiary (other than in connection with purchases of the Company's Common Stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company or the Subsidiary is affiliated or with which the Company or the Subsidiary has a business relationship, or any firm or corporation which competes with the Company or the Subsidiary except that officers, directors and/or shareholders of the Company or the Subsidiary may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) any publicly traded company that may compete with the Company or the Subsidiary. To the Company's or the Subsidiary's knowledge, none of the Company's or the Subsidiary's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company or the Subsidiary. Neither the Company nor the Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

       2.12 Rights of Registration and Voting Rights. Except as contemplated in
            ----------------------------------------
the Investors' Rights Agreement, neither the Company nor the Subsidiary has granted or agreed to grant any registration rights, including piggyback rights or any preemptive rights or rights of first refusal, to any person or entity. To the Company's and the Subsidiary's knowledge, except as contemplated in the Voting Agreement, no shareholder of the Company or the Subsidiary has entered into any agreements with respect to the voting of capital shares of the Company or the Subsidiary.

       2.13 Title to Property and Assets. Each of the Company and the Subsidiary
            ----------------------------
owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's or the Subsidiary's ownership or use of such property or assets. With respect to the property and assets it leases, the Company and the Subsidiary is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

       2.14 Employee Benefit Plans. The Company does not have any Employee
            ----------------------
Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

       2.15 Tax Returns and Payments. Each of the Company and the Subsidiary has
            ------------------------
filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Each of the Company and the Subsidiary has paid all taxes and other assessments due. Each of the Company and the Subsidiary is currently in compliance in all material respects with all state and local sales and use tax laws.

       2.16 Insurance. Each of the Company and the Subsidiary has in full force
            ---------
and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed subject to the terms and conditions of such policies. Neither the Company nor the Subsidiary has been refused insurance courage sought or applied for, and neither the Company nor the Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or the Subsidiary.

       2.17 Labor Agreements and Actions. Neither the Company nor the Subsidiary
            ----------------------------
is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company and the Subsidiary, has sought to represent any of the employees, representatives or agents of the Company or the Subsidiary. There is no strike or other labor dispute involving the Company or the Subsidiary pending, or to the knowledge of the Company and the Subsidiary threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company or the Subsidiary, nor is the Company or the Subsidiary aware of any labor organization activity involving its employees. Neither the Company nor the Subsidiary has a present intention to terminate the employment of any officer or key employee. The employment of each officer and employee of the Company is terminable at the will of the Company or the Subsidiary. No employee has any agreement or contract regarding his employment or providing for any material compensation following termination of employment with the Company or the Subsidiary. To the Company's and the Subsidiary's knowledge, no employee or consultant of the Company or the Subsidiary is in violation of any term of employment, employment contract or any other contract or agreement relating to the relationship of such person to the Company or the Subsidiary because of the nature of the business conducted or to be conducted by the Company or the Subsidiary. The employment of each officer and employee of the Company or the Subsidiary is terminable at the will of the Company or the Subsidiary, as applicable. To its knowledge, the Company and the Subsidiary have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

       2.18 Confidential Information and Invention Assignment Agreements. Each
            ------------------------------------------------------------
employee, consultant and officer of the Company and the Subsidiary has executed an agreement with the Company and the Subsidiary, as applicable, regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. Neither the Company nor the Subsidiary is aware that any of its employees or consultants is in violation thereof, and the Company and the Subsidiary will use its respective best efforts to prevent any such violation.

       2.19 Permits. Each of the Company and the Subsidiary has all franchises,
            -------
permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and the Subsidiary. Neither the Company nor the Subsidiary is in default in any material respect under any of such franchises, permits, licenses or other similar authority, and reasonably believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

       2.20 Corporate Documents. The Restated Articles and the Bylaws are in the
            -------------------
form provided to counsel for the Purchasers. The copy of the minute books of the Company provided to the Purchasers' counsel contains minutes of all meetings of the Board of Directors and the Shareholders and all actions by written consent without a meeting by the Board of Directors and the Shareholders since the date of incorporation and reflects accurately in all material respects all actions by the Board of Directors (and any committee of Board of Directors) and the Shareholders with respect to all transactions referred to in such minutes.

       2.21 Financial Statements. The Company has made available to each
            --------------------
Purchaser its audited financial statements as of September 30, 1999 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of October 31, 1999 (collectively, the "Financial
                                                                    ---------
Statements"). The Financial Statements are complete and correct in all material
----------
respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to October 31, 1999 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

       2.22 Changes. Since October 31, 1999, there has not been:
            -------

            (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

            (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects or financial condition of the Company;

            (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

            (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

            (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

            (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

            (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets, service marks, tradenames, licenses, domain names, information or other proprietary rights or other intangible assets;

            (h) any resignation or termination of employment of any officer or key employee of the Company, and the Company is not aware of any impending resignation or termination of employment of any such officer, key employee or any group of key employees;

            (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

            (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

            (k) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock or assets, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

            (l) to the Company's knowledge, any other event or condition of any character that materially and adversely affected the business, properties, prospects or financial condition of the Company;

            (m) any change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty or any assurance of performance or payment or endorsement, indemnity, warranty or otherwise, which obligation is individually in excess of Twenty-five Thousand Dollars ($25,000) or in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

            (n) any loss of or material order cancellation or threat of cancellation by a major supplier of or to the Company;

            (o) any arrangement or commitment by the Company to do any of the things described in this Section 2.22.

       2.23 Disclosure. Each of the Company and the Subsidiary has fully
            ----------
provided the Purchasers with all the information that the Purchasers have requested for deciding whether to acquire the Stock and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision, including certain of the Company's projections describing its proposed business (collectively, the "Business Plan"). To the Company's and the
                             -------------
Subsidiary's knowledge, neither this Agreement, any exhibits attached hereto, nor any certificate furnished or to be furnished to Purchasers at the Closing, or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent the Business Plan was prepared by management of the Company, the Business Plan and the financial and other projections contained in the Business Plan were prepared in good faith; however, neither the Company nor the Subsidiary warrants that it will achieve such projections. None of the statements, documents, certificates or other items prepared or supplied by the Company or the Subsidiary with respect to the transactions contemplated contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein not misleading. There is no fact which the Company or the Subsidiary has not disclosed to the purchasers and their counsel in writing of which the Company or the Subsidiary is presently aware which materially and adversely affects the business, financial condition, operations, property, prospects or affairs of the Company or the Subsidiary.

       2.24 Year 2000. The computer systems and software owned or licensed by
            ---------
the Company and the Subsidiary, and to the best of the Company's and Subsidiary's knowledge, by the Internet service provider currently used by the Company and the Subsidiary, are able to accurately process date data, including but not limited to, in calculating, comparing, and sequencing from, into and between the Twentieth Century (through Year 1999), the Year 2000 and the Twenty-First Century, including leap year calculations. The cost to the Company and the Subsidiary to implement necessary changes to make all material Date Data and Date-Sensitive Systems of the Company and the Subsidiary (and its distribution contractor) Year 2000 Compliant will not have a material adverse affect on the business of the Company or the Subsidiary as currently conducted or prefers to be conducted."

       "Date Data" means any data of any type that encodes date information or which is otherwise derived from, dependent on or related to date information."

       "Date-Sensitive Systems" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by the Company or the Subsidiary for its internal use, or which the Company or the Subsidiary sells, leases, licenses, assigns or otherwise provides or provision or operation of which the Company or the Subsidiary provides the benefit, to its customer, vendors, suppliers, affiliates or any third party.

       "Year 2000 Compliant" means (i) with respect to Date Data, that such data is in proper format and accurate for all dates in the Twentieth and Twenty-First Centuries, and (ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the Twentieth and Twenty-First Centuries, without loss of any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

       2.25 Operations of the Company. The Company's and the Subsidiary's
            -------------------------
e-commerce marketplace has been commercially operational meaning that its website (http://www.onvia.com) (the "Web Site") has been continually of
                                     --------
performing, and has performed, order taking and fulfillment functions for at least the thirty (30) days prior to the date of this Agreement. Each of the Company and the Subsidiary owns and has the unrestricted right to communicate and publish its Internet product offerings and the Web Site, including without limitation all content, whether developed internally or by third parties, included or presented, or proposed to be included or presented, therein, and to conduct business on the World Wide Web at the Internet address "www.onvia.com" and in connection therewith to use the service marks and trade names "Onvia" " Work. Wisely." And "Mega-Depot" and in so doing is not and will not be acting in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license, domain name or other proprietary right with respect to any third party.

       2.26 Environmental Matters.
            ---------------------

            (a) To the Company's and the Subsidiary's knowledge, no hazardous material, hazardous substance or toxic substance as defined in applicable environmental laws, rules and regulations ("Hazardous Materials") (i) has been released, stored, generated, used, treated, deposited or disposed of on or under or is located on or under any real property currently or previously owned or leased by the Company or the Subsidiary, (ii) is presently maintained, used, generated, or permitted to remain in place by the Company or the Subsidiary in violation of any applicable law, (iii) is required by applicable law to be removed, treated or mitigated by the Company or the Subsidiary, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition which requires special notification to third parties by the Company or the Subsidiary under applicable law.

            (b) Each of the Company and the Subsidiary has maintained its properties and assets and conducted its business in accordance in all material respects with all federal, state and local statutes, laws, rules and regulations pertaining to conservation and protection of the environment and the release, treatment, discharge, use, handling, storage, production and disposal of Hazardous Materials.

            (c) No notice, citation, summons or order has been received by the Company and no investigation or review is pending or, to the Company's and the Subsidiary's knowledge, threatened by any governmental or other entity, with respect to (i) any alleged violation by the Company or the Subsidiary of any environmental statute, ordinance, rule, regulation or order of any governmental entity, or (ii) any alleged failure by the Company or the Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company or the Subsidiary of any Hazardous Material.

       2.27 Absence of Undisclosed Liabilities. Neither the Company nor the
            ----------------------------------
Subsidiary has any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company or the Subsidiary) arising out of any transaction entered into at or prior to the Closing, or any act or omission to act at or prior to the Closing, or any state of facts existing at or prior to the Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to the Closing, and including without limitation unfunded past service liabilities under any pension, profit sharing or similar plan, except (a) to the extent set forth on or reserved against in the Financial Statements, and (b) current liabilities incurred and obligations under agreements entered into, in the usual and ordinary course of business, since August 31, 1999, none of which (individually or in the aggregate) materially and adversely affects the business, properties, finances or prospects of the Company and the Subsidiary, individually or taken as a whole.

     3. Representations and Warranties of the Purchasers. Each Purchaser hereby,
        ------------------------------------------------
severally and not jointly, represents and warrants to the Company that:

        3.1 Authorization. Such Purchaser has full power and authority to enter
            -------------
into this Agreement. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief or other equitable remedies and (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        3.2 Purchase Entirely for Own Account. This Agreement is made with the
            ---------------------------------
Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock. The Purchaser has not been formed for the specific purpose of acquiring the Stock.

        3.3 Disclosure of Information. The Purchaser has had an opportunity to
            -------------------------
discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser understands that such discussions, as well as the Business Plan and any other written information delivered by the Company to the Purchaser, were intended to describe the aspects of the Company's business which it believes to be material.

        3.4 Restricted Securities. The Purchaser understands that the Stock has
            ---------------------
not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the shares of Stock are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the shares of Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Stock for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

        3.5 No Public Market. The Purchaser understands that no public market
            ----------------
now exists for any of the Stock issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Stock.

        3.6 Legends. The Purchaser understands that the Stock, and any
            -------
securities issued in respect of or exchange for the Stock, may bear one or all of the following legends:

            (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

            (b) Any legend set forth in the Agreements.

            (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

        3.7 Accredited Investor. The Purchaser is an accredited investor as
            -------------------
defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     4. Conditions of the Purchasers' Obligations at Closing. The obligations of
        ----------------------------------------------------
each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

        4.1 Representations and Warranties. The representations and warranties
            ------------------------------
of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        4.2 Performance. The Company shall have performed and complied in all
            -----------
material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        4.3 Compliance Certificate. The President of the Company shall deliver
            ----------------------
to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

        4.4 Qualifications. All authorizations, approvals or permits, if any, of
            --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

        4.5 Opinion of Company Counsel. The Purchasers shall have received from
            --------------------------
Venture Law Group, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit G.
                             ---------

        4.6 Investors' Rights Agreement. The Company, each Purchaser and the
            ---------------------------
Shareholders shall have executed and delivered the Investors' Rights Agreement in substantially the form attached as Exhibit D.
                                      ---------

        4.7 Co-Sale Agreement. The Company, each Purchaser and certain of the
            -----------------
Shareholders named in the Co-Sale Agreement shall have executed and delivered the Co-Sale Agreement in substantially the form attached as Exhibit E.
                                                            ---------

        4.8 Voting Agreement. The Company, each Purchaser and the Shareholders
            ----------------
shall have executed and delivered the Voting Agreement in substantially the form attached as Exhibit F.
            ---------

        4.9 Restated Articles. The Company shall have filed the Restated
            -----------------
Articles with the Secretary of State of Washington on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

       4.10 Confidential Information and Invention Assignment Agreement. The
            -----------------------------------------------------------
Company and each of its employees shall have entered into the Company's standard form Confidential Information and Invention Assignment Agreement, in substantially the form provided to the Purchasers.

    5. Conditions of the Company's Obligations at Closing. The obligations of
       --------------------------------------------------
the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

       5.1 Representations and Warranties. The representations and warranties
           ------------------------------
of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

       5.2 Performance. All covenants, agreements and conditions contained in
           -----------
this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

        5.3 Qualifications. All authorizations, approvals or permits, if any, of
            --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

     6. Covenants of the Company. The Company covenants and agrees with each of
        ------------------------
  the purchasers that, so long as such purchaser owns any shares of stock:

        6.1 Reserve for Common Shares. The Company shall at all times reserve
            -------------------------
and keep available out of its authorized but unissued shares of Common Stock for the purpose of affecting the conversion of the Stock and otherwise in compliance with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to affect the conversion of the Stock from time to time outstanding or otherwise to comply with the terms of the Restated Articles and this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect a conversion of Stock or otherwise to comply with the terms of the Restated Articles and this Agreement, the Company shall forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or making any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Stock.

        6.2 Directors and Officers Liability Insurance. The Company shall use
            ------------------------------------------
reasonable commercial efforts to obtain directors' and officers' liability insurance covering the Company's directors and officers with a policy limit of at least Five Million Dollars ($5,000,000).

     7. Miscellaneous.
        -------------

        7.1 Survival of Warranties. Unless otherwise set forth in this
            ----------------------
Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

        7.2 Transfer; Successors and Assigns. The terms and conditions of this
            --------------------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        7.3 Governing Law. This Agreement and all acts and transactions pursuant
            -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

        7.4 Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        7.5 Titles and Subtitles. The titles and subtitles used in this
            --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        7.6 Notices. Any notice required or permitted by this Agreement shall be
            -------
in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or one hundred twenty (120) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Venture Law Group, 4750 Carillon Point, Kirkland, Washington 98033, Attention Bill Ericson or (b) if to the Purchasers, to the appropriate address set forth on the signature pages hereto.

        7.7 Finder's Fee. Each party represents that it neither is nor will be
            ------------
obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        7.8 Fees and Expenses. The Company shall pay the reasonable fees and
            -----------------
expenses of counsel to GE Capital Equity Investments, Inc., incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated herein and therein; provided, however, that such fees and expenses do not exceed Twenty Thousand Dollars ($20,000).

        7.9 Attorneys' Fees. If any action at law or in equity (including
            ---------------
arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

       7.10 Amendments and Waivers. Any term of this Agreement may be amended or
            ----------------------
waived only with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issued or issuable upon conversion thereof), each future holder of all such securities, and the Company.

       7.11 Severability. If one or more provisions of this Agreement are held
            ------------
to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

       7.12 Delays or Omissions. No delay or omission to exercise any right,
            -------------------
power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

       7.13 Entire Agreement. This Agreement, and the documents referred to
            ----------------
herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

       7.14 Confidentiality. Each party hereto agrees that, except with the
            ---------------
prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone (other than its employees and attorneys having a need to know) any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party shall become privy by reason of this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. The provisions of this Section 7.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated herein.

       7.15 Exculpation Among Purchasers. Each Purchaser acknowledges that it is
            ----------------------------
not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Stock.

       7.16 Waiver of Conflicts. Each party to this Agreement acknowledges that
            -------------------
Venture Law Group, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure and (b) each party other than GE Capital Equity Investments, Inc. its informed consent to Venture Law Group's representation of certain of the Purchasers in such unrelated matters and to Venture Law Group's representation of the Company in connection with this Agreement and the transactions contemplated herein.

       7.17 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO
            --------------------
A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE AGREEMENTS, THE STOCK OR THE COMMON STOCK, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 7.17 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

       7.18 No Press Releases. The Company shall not issue, publish or
            -----------------
disseminate or cause to be issued, published or disseminated any press release or public communication relating to any of the Agreements or any of the transactions contemplated herein or therein using the name or any trade mark, logo, tradename or other intellectual property or otherwise referring to any Purchaser without the prior written consent of such Purchaser. Each Purchaser hereby agrees to respond promptly to a request for consent pursuant to this
Section 7.18. In the event such Purchaser fails to respond within three (3) business days, such Purchaser shall be deemed to have consented.

                            [Signature page follows]

       The parties have executed this Onvia.com, Inc. Series C Preferred Stock Purchase Agreement as of the date first written above.

                                    COMPANY:

                                    ONVIA.COM, INC.,
                                    a Washington corporation


                                    By:  /s/ Glenn Ballman
                                        -------------------------------------

                                    Name:
                                          -----------------------------------
                                                      (print)

                                    Title:
                                           ----------------------------------

                                    Address:



                                    PURCHASERS:


                                    -----------------------------------------
                                    (Print Name of Purchaser)


                                    By:
                                        -------------------------------------

                                    Name:
                                         ------------------------------------
                                                   (Print Name)

                                    Title:
                                          -----------------------------------

                                    Address:
                                             --------------------------------

                                             --------------------------------

                                             --------------------------------


        [Signature Page to Onvia.com Series C Stock Purchase Agreement]

                                    EXHIBITS
                                    --------


       Exhibit A - Schedule of Purchasers

       Exhibit B - Form of Amended and Restated Articles of Incorporation

       Exhibit C - Schedule of Exceptions to Representations and Warranties

       Exhibit D - Form of Investors' Rights Agreement

       Exhibit E - Form of Right of First Refusal and Co-Sale Agreement

       Exhibit F - Form of Voting Agreement

       Exhibit G - Form of Legal Opinion of Venture Law Group

                                   EXHIBIT A
                                   ---------

                             SCHEDULE OF PURCHASERS


Purchaser                                                                       Number of Shares         Purchase Price
---------                                                                       ----------------         --------------
internet capital group                                                              364,633              $4,999,118.40
435 Devon Park Drive
800 Safeguard Bldg.
Wayne, PA  19087

VAN WAGONER FUNDS                                                                   286,977              $3,934,454.67
345 California Street, Ste. 2450
San Francisco, CA  94104

MOHR, DAVIDOW VENTURES V-L, L.P.                                                    270,530              $3,708,966.30
2775 Sand Hill Road, Ste. 240
Menlo Park, CA  94025

AMERINDO TECHNOLOGY GROWTH FUND II                                                  128,931              $1,767,644.00
(c/o Amerindo Investments Advisors, Inc.)
43 Upper Grosvenor Street
London W1X 9PG UK

EMERIC MCDONALD                                                                     115,000              $1,576,650.00
One Embarcadero, #2300
San Francisco, CA  94104

GE CAPITAL EQUITY INVESTMENTS, INC.                                                 108,315              $1,484,998.70
120 Long Ridge Road
Stamford, CT  06927

AMAN VENTURES                                                                        72,927                $999,829.17
10539 Bellagio Road
Los Angeles, CA  90077

COMDISCO, INC.                                                                       72,927                $999,829.17
6111 North River Road
Rosemont, IL  60018
Attn: Jill Hanses

CREDIT SUISSE FIRST BOSTON VENTURE FUND I, L.P.                                      72,927                $999,829.17
2400 Hanover Street
Palo Alto, CA  94304



Purchaser                                                                       Number of Shares         Purchase Price
---------                                                                       ----------------         --------------
WILLIAM BLAIR & COMPANY                                                              36,463                $499,907.73
222 W. Adams
Chicago, IL  60606

VERTEX CAPITAL II LLC                                                                31,000                $425,010.00
150 W. Lake Street
Wayzata, MN 55391

ACCESS TECHNOLOGY PARTNERS, L.P.                                                     29,171                $399,934.41
One Bush Street, 12th Floor
San Francisco, CA  94104

BAYVIEW 99 I, L.P.                                                                   19,750                $270,772.50
555 California Street, Ste. 2600
San Francisco, CA  94104
Attn: Jennifer Sherrill

BAYVIEW 99 II, L.P.                                                                  16,713                $229,135.23
555 California Street, Ste. 2600
San Francisco, CA  94104
Attn: Jennifer Sherrill

RIT VENTURES, L.L.C.                                                                 14,586                $199,974.06
1 Atomic Street, 4th Floor
Stamford, CT  06901

MATTHEW O. FITZMAURICE                                                                9,000                $123,390.00
150 W. Lake Street
Wayzata, MN 55391

J. MARK AND NORMA CALVERT                                                             7,293                 $99,987.03
13208-136th  Avenue NE
Kirkland, WA  98034

MARK J. HANDFELT                                                                       6199                 $84,988.29
4750 Carillon Point
Kirkland, WA  98033

HAMBRECHT & QUIST CALIFORNIA                                                          4,886                 $66,987.06
One Bush Street, 12th Floor
San Francisco, CA  94104

VAN WAGONER CAPITAL PARTNERS                                                          4,729                 $64,834.59
345 California Street, Ste. 2450
San Francisco, CA  94104



Purchaser                                                                       Number of Shares         Purchase Price
---------                                                                       ----------------         --------------
ANTHONY CIULLA                                                                        4,000                 $54,840.00
1080 Sunshine Circle
Danville, CA  94506

VLG INVESTMENTS 1999                                                                  3,647                 $50,000.37
2800 Sand Hill Road
Menlo Park, CA  94025

JAMES STABLEFORD                                                                      2,000                 $27,420.00
(c/o Amerindo Investments Advisors, Inc.)
43 Upper Grosvenor Street
London W1X 9PG UK

WILLIAM W. ERICSON                                                                    1,823                 $24,993.33
5413 W. Mercer Way
Mercer Island, WA  98033

H&Q EMPLOYEE VENTURE FUND 2000, L.P.                                                  1,823                 $24,993.33
One Bush Street, 12th Floor
San Francisco, CA  94104

JOAQUIN GARCIA-LARRIEU                                                                1,000                 $13,710.00


WILLIAM S. SLATTERY                                                                     775                 $10,625.25


GORDON EMPEY                                                                            729                  $9,994.59
4750 Carillon Point
Kirkland, WA  98033

ACCESS TECHNOLOGY PARTNERS BROKERS FUND, L.P.                                           583                  $7,992.93
One Bush Street, 12th Floor
San Francisco, CA  94104

IVAN GAVIRIA                                                                            364                  $4,990.44
4750 Carillon Point
Kirkland, WA  98033

TOTAL                                                                             1,689,701             $23,165,800.71

                                    EXHIBIT B
                                    ---------



                                FORM OF RESTATED
                                    ARTICLES

                                    EXHIBIT C
                                    ---------



                            SCHEDULE OF EXCEPTIONS TO
                         REPRESENTATIONS AND WARRANTIES

                                    EXHIBIT D
                                    ---------



                       FORM OF INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT E
                                    ---------


                            FORM OF CO-SALE AGREEMENT

                                    EXHIBIT F
                                    ---------


                            FORM OF VOTING AGREEMENT

                                    EXHIBIT G
                                    ---------


                              FORM OF LEGAL OPINION
                                       OF
                                VENTURE LAW GROUP